SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 22, 2008
Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA		19004

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (610) 617-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On February 22, 2008, the registrant conducted a conference call announcing the results of the Company’s operations for the year and quarter ended December 31, 2007. Also on February 22, 2008 the registrant issued a Press Release concerning its year-end and fourth quarter 2007 results. The Press Release is attached as Exhibit 99.1. The conference call presentation is attached as Exhibit 99.2 to this report. Such exhibits shall be deemed “furnished” for purposes of the Securities Act of 1934, as amended.

The registrant discloses net operating income, a non-GAAP financial measure, which it defines as net income adjusted for after-tax net realized investment gains and losses. Because net operating income is not a term defined by GAAP, the registrant’s net operating income may not be comparable to similarly titled measures reported by other companies. However, the registrant believes that this measure provides useful information to help investors measure the results of its regular business activities. The registrant utilizes net operating income in its budget and planning process and, in part, in measuring actual performance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit 99.1 Press Release relating to Year-End and Fourth Quarter Results for period ended
December 31, 2007.
Exhibit 99.2 Fourth Quarter 2007 Conference Call Presentation.
Exhibit 99.3 Fourth Quarter 2007 Premiums by Segment.
Exhibit 99.4 Twelve Months 2007 Premiums by Segment.
Exhibit 99.5 Fourth Quarter 2007 Additional Supplemental Information.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.
(Registrant)

Dated: February 25, 2008	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press Release relating to Year-End and Fourth Quarter Results for period ended December 31, 2007	Furnished electronically herewith.
99.2	Fourth Quarter 2007 Conference Call Presentation	Furnished electronically herewith.
99.3	Fourth Quarter 2007 Premiums by Segment	Furnished electronically herewith.
99.4	Twelve Months 2007 Premiums by Segment	Furnished electronically herewith.
99.5	Fourth Quarter 2007 Additional Supplemental Information	Furnished electronically herewith.